Filed Pursuant to Rule 424(b)(3)
Registration No. 333-168006

Prospectus Supplement No. 3

(to Prospectus dated August 17, 2011)

10,250,000 SHARES

CURRENCYSHARES® SWISS FRANC TRUST

This Prospectus Supplement No. 3 amends and supplements our prospectus dated August 17, 2011 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus, Prospectus Supplement No. 1 dated September 14, 2011 and Prospect Supplement No. 2 dated March 20, 2012.

Each reference in the Prospectus to “Rydex Specialized Products LLC” is hereby deleted and replaced in its entirety with “Guggenheim Specialized Products, LLC.”

Each reference in the Prospectus to “Rydex Investments” is hereby deleted and replaced in its entirety with “Guggenheim Investments.”

The Prospectus shall remain unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is March 30, 2012